Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statements (Form S-3 Nos. 333-277495, 333-283533, 333-288769, 333-289539 and 333-291970) and related Prospectuses of Lyell Immunopharma, Inc.,
(2)Registration Statement (Form S-8 No. 333-257249) pertaining to the Lyell Immunopharma, Inc. 2018 Equity Incentive Plan, the Lyell Immunopharma, Inc. 2021 Equity Incentive Plan and the Lyell Immunopharma, Inc. 2021 Employee Stock Purchase Plan,
(3)Registration Statement (Form S-8 Nos. 333-270145 and 333-285717) pertaining to the Lyell Immunopharma, Inc. 2021 Equity Incentive Plan, and
(4)Registration Statements (Form S-8 Nos. 333-263952 and 333-277494) pertaining to the Lyell Immunopharma, Inc. 2021 Equity Incentive Plan and the Lyell Immunopharma, Inc. 2021 Employee Stock Purchase Plan
of our report dated March 12, 2026, with respect to the consolidated financial statements of Lyell Immunopharma, Inc. included in this Annual Report (Form 10-K) of Lyell Immunopharma, Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP
San Mateo, California
March 12, 2026